Exhibit 10.15

OPTION CANCELLATION AGREEMENT

This OPTION CANCELLATION AGREEMENT (this “Agreement”) is made and entered into on September 11, 2026, by and between Electra Therapeutics, Inc. (the “Company”) and Quehuong (Kathy) Dong, Pharm.D., M.B.A. (“Optionee”).

RECITALS

WHEREAS, on February 13, 2026, the Company granted to Optionee options to purchase 342,048 shares of Company common stock (as adjusted for any stock split, the “Option”) under the terms of the Company’s 2022 Stock Plan;

WHEREAS, the Option remains outstanding as of the date of this Agreement; and

WHEREAS, in connection with the Company’s underwritten initial public offering (the “IPO”), the Company and Optionee desire to cancel the entire amount of the Option contingent upon and concurrent with the Company’s grant of a stock option to acquire 927,155 shares of the Company’s common stock (the “IPO Grant”), a portion of which is being granted to the Optionee as consideration for entering into this Agreement (the date of IPO Grant, the “Effective Date,” and the time at which such IPO Grant is made, the “Effective Time”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants and conditions herein and for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.  Cancellation of Option. The Company and Optionee agree that it is in the best interests of the Company and Optionee, as a holder of equity interests in the Company, to cancel the Option. As a result of the foregoing, the Company and the Optionee hereby agree that the Option is hereby terminated and cancelled effective as of the Effective Time.

2.  No Further Rights. Optionee (i) acknowledges and agrees that except as otherwise set forth in this Agreement, Optionee is not entitled to any value, nor expects any value, in consideration for the cancellation of the Option, (ii) waives any and all rights Optionee may have had, now has or may ever have with respect to the Option, including any economic value of the Option, (iii) agrees and acknowledges that the Option will be of no further force or effect as of the Effective Time, (iv) hereby forfeits the Option in full, and (v) irrevocably and unconditionally releases the Company from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages or causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, that Optionee may have had in the past, may now have or may have relating to the Option.

3.  Release and Waiver of Claims. Effective as of the Effective Date, Optionee releases the Company and its officers, directors, employees, shareholders, parents, subsidiaries, affiliates, successors, assigns, agents, and attorneys, from any and all claims, liabilities, demands, causes of action, attorneys’ fees, damages, or obligations of every kind and nature, whether they are now known or unknown, arising in connection with the Option on or prior to the Effective Date.

4.  Further Assurances. Optionee agrees to execute and/or cause to be delivered to the Company such instruments and other documents, and shall take such other actions, as the Company may reasonably request for the purpose of carrying out or evidencing the provisions of this Agreement.

5.  Legal and Tax Advice. The Company makes no representation as to the tax consequences to Optionee of the transactions contemplated by this Agreement, which shall be the sole responsibility of Optionee. Optionee acknowledges and agrees that Optionee has had the opportunity to consult with Optionee’s personal legal and tax advisors in connection with this Agreement and that Optionee is not relying upon the Company or its counsel for any legal or tax advice.

6.  Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by an agreement signed by the parties hereto. This Agreement shall supersede all prior agreements, arrangements and understandings, whether written or oral, between the parties regarding the subject matter of this Agreement.

7.  Governing Law; Successor and Assigns. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to its conflicts of laws principles and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

8.  Counterparts. This Agreement may be executed and delivered in counterparts and by any electronic signature complying with the U.S. federal ESIGN Act of 2000, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

ELECTRA THERAPEUTICS, INC.

By:	/s/ Nancy Stagliano, Ph.D.
Name:	Nancy Stagliano, Ph.D.
Title:	Chairperson of the Board

OPTIONEE

/s/ Quehuong (Kathy) Dong, Pharm.D., M.B.A.
Name: Quehuong (Kathy) Dong, Pharm.D., M.B.A.

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